SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2009

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 6, 2009, Integrated Silicon Solution, Inc. (the “Company”) announced that the United States District Court for the Northern District of California has granted preliminary approval of the previously disclosed proposed settlement of In re Integrated Silicon Solution, Inc. Shareholder Derivative Litigation, Case No.: C-06-04387 RMW (N.D. Cal.), a consolidated shareholder derivative action that alleges various claims for relief in connection with the Company’s granting of certain historical stock options. The proposed settlement was previously disclosed in a Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on March 28, 2008. The proposed settlement is subject to final Court approval. The Court has set a final approval hearing for June 5, 2009 at 9:00 a.m. in the courtroom of the Hon. Ronald Whyte, United States District Judge. The Court’s Preliminary Approval Order requires the Company to provide a detailed notice to shareholders of the terms of the proposed settlement on a Current Report on Form 8-K. The required notice is attached as Exhibit 99.1 hereto. This detailed notice also contains important information regarding the rights of shareholders with respect to the proposed settlement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice to Shareholders of Proposed Settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: April 7, 2009	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Notice to Shareholders of Proposed Settlement.